EXHIBIT (5)
FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
June 21, 2004	CLIENT/MATTER NUMBER 015428-0129

Regal-Beloit Corporation
200 State Street
Beloit, Wisconsin 53511

Ladies and Gentlemen:

        We have acted as counsel for Regal-Beloit Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale from time to time by the selling securityholders named in the Registration Statement of up to $115,000,000 of the Company’s 2.75% Convertible Senior Subordinated Notes due 2024 (the “Notes”), the common stock, $.01 par value, of the Company issuable upon conversion of the Notes (the “Shares”) and the related common share purchase rights (the “Rights”). The Notes were issued pursuant to an Indenture, dated as of April 5, 2004, between the Company and U.S. Bank National Association (the “Indenture”). The terms of the Rights are as set forth in that certain Rights Agreement, dated as of January 28, 2000, by and between the Company and Fleet National Bank (formerly BostonBank, N.A.), as Rights Agent (the “Rights Agreement”).

        As counsel to the Company in connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Company’s Articles of Incorporation and Bylaws, as amended to date; (c) the Indenture; (d) the Rights Agreement; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

        Based upon the foregoing, we are of the opinion that:

        1.     The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE	ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

FOLEY
Regal-Beloit Corporation
June 21, 2004

        2.     The Shares have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

        3.     The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner FOLEY & LARDNER